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                     1995 AMENDED AND RESTATED NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN
                           (Effective August 3, 1998)

         1. STATEMENT OF PURPOSE. This 1995 Non-Employee Director Stock Option Plan (this "Plan") (which was originally effective August 3, 1995 which is again amended and restated effective May 20, 1998) is intended to promote the interests of Republic Industries, Inc., a Delaware corporation (the "Company"), by offering non-employee members of the Board of Directors of the Company (individually, a "Non-Employee Director," and collectively, "Non-Employee Directors") the opportunity to participate in a special stock option program designed to provide them with significant incentives to remain in the service of the Company.

         2. ELIGIBILITY. Each Non-Employee Director shall be eligible to receive grants of nonstatutory options under this Plan (individually, an "Option," collectively, "Options") pursuant to the provisions of Section 4 hereof.

         Except for the automatic grants of Options to be made pursuant to the provisions of Section 4 hereof, Non-Employee Directors shall not be eligible to receive any additional Option grants or stock issuance under this Plan or any other stock plan of the Company or any of its affiliates.

         3. STOCK SUBJECT TO PLAN. The stock issuable under this Plan shall be the shares of the Company's common stock, par value of $.01 per share ("Common Stock"). Such shares may be made available from authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company. The aggregate number of shares of Common Stock issuable under exercise of Options upon this Plan shall not exceed 2,000,000 shares, subject to adjustment from time to time in accordance with Section 10 hereof.

         4. AUTOMATIC GRANTING OF OPTIONS. Each individual who is initially elected or appointed as a Non-Employee Director on or after August 3, 1995 shall be automatically granted, on such date, an Option to purchase 50,000 shares of Common Stock. Commencing with the first business day of calendar year 1996 and continuing in effect for the first business day of each subsequent calendar year, each individual who is at the time serving as a Non-Employee Director shall receive an additional automatic grant of an Option to purchase 20,000 shares of Common Stock. The foregoing dates are herein referred to individually as an "Automatic Grant Date" and collectively as "Automatic Grant Dates" and the Non-Employee Directors receiving Options are herein referred to individually as an "Optionee" and collectively as "Optionees." Options granted under the Plan are not intended to be treated as incentive stock options as defined Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         In the event that an Option expires or is terminated or canceled and is unexercised as to any shares of Common Stock, the shares subject to the Option, or a portion thereof not so exercised, shall be made available for subsequent automatic Option grants under this Plan.




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         Should the total number of shares of Common Stock at the time available under this Plan not be sufficient for the automatic grants to be made at that particular time, the available shares shall be allocated proportionately among all the automatic grants to be made at that time.

         5. EXERCISE PRICE. The price per share payable upon exercise of an Option ("Exercise Price") shall be the "Closing Selling Price" per share of Common Stock as of the Automatic Grant Date.

         For purposes of establishing the Exercise Price, the "Closing Selling Price" per share of the Common Stock on any relevant date shall be the closing selling price per share of Common Stock on the date immediately prior to the automatic grant date as quoted on the Nasdaq Stock Market or by the principal U.S. stock exchange upon which the Company's Common Stock is listed (the "Exchange"), or if there is no reported closing selling price of Common Stock on the Exchange on the date in question, the closing selling price on the Exchange on the last preceding date for which such quotation exists.

         6. DURATION OF OPTIONS AND EXERCISABILITY. Subject to the provisions of Section 8 hereof, each Option shall have a term of ten years measured from the Automatic Grant Date. Each Option shall become exercisable for any or all of the shares covered by such Option immediately upon the Automatic Grant Date. The Option shall thereafter remain so exercisable until the expiration or sooner termination of the Option term.

         Notwithstanding any such provision in this Plan, during the period of thirty (30) days after a Change of Control (as defined below), each Optionee shall have the right to require the Company to purchase from Optionee any Option granted under this Plan at a purchase price equal to (i) the excess of fair market value per share over the Exercise Price (both of which as existing on the date of such Change of Control), multiplied by (ii) the number of Option shares specified by such individual for purchase by the Company, in a written notice to the Company, attention of the Secretary. A "Change of Control" shall be deemed to occur if any person shall (a) acquire direct or indirect beneficial ownership of at least 50% of the issued and outstanding Common Stock of the Company, or
(b) has the power (whether such power arises as a result of the ownership of capital stock, by contract or otherwise), or the ability to elect or cause the election of directors consisting at the time of such election of a majority of the Board of Directors of the Company. As used herein, "person" shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder). For purposes of this paragraph, "fair market value per share" shall mean the average of the highest sales price per share of the Company's Common Stock as quoted on the Nasdaq Stock Market, or by the principal exchange upon which the Company's Common Stock is listed, on each of the five trading days immediately preceding the date on which such individual so notifies the Company. The amount payable to each such individual by the Company shall be in cash or by certified check and shall be reduced by any taxes required to be withheld.





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         7. EXERCISE OF OPTION.  As a condition to the exercise of any Option, the "Quoted Price" (as defined below) per share of Common Stock on the date of exercise must equal or exceed the Exercise Price. An Option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either (i) in cash, (ii) by check, (iii) by shares of the Common Stock, (iv) by a combination of these methods of payment. The "Quoted Price" and the per share value of Common Stock for purposes of paying the Exercise Price in accordance with the immediately preceding sentence shall be determined pursuant to the definition of Closing Selling Price under Section 5 hereof, but determined with respect to the date of exercise. The Company may in its discretion permit an Optionee to deliver a promissory note in a form specified by the Company, and payable to the Company no later than the fifteenth day of April in the year following the year of exercise of any Option, in payment of any withholding tax requirements of the Company with respect to such exercise.

         At any time of any exercise of any Option, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionee (or his or her heirs, legatees, or legal representative, as the case may be), as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee (or his or her heirs, legatees or legal representative, as the case may be) upon his or her exercise of part or all of the Option and a stop transfer order may be placed with the transfer agent. Each Option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition or in connection with, the issue or purchase of shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

         At the time of the exercise of any Option the Company may require, as a condition of the exercise of such Option, the Optionee to pay the Company an amount equal to the amount of tax the Company may be required to withhold to obtain a deduction for federal income tax purposes as a result of the exercise of such Option by the Optionee.

         8. TERMINATION OF BOARD MEMBERSHIP -- EXERCISE THEREAFTER. Should an Optionee cease to be an outside member of the Board of Directors of the Company for any reason other than death or permanent disability, such Optionees' Options shall expire and all rights to purchase shares pursuant thereto shall terminate thirty (30) days after the date the Optionee ceases to be an outside member of the Board of Directors of the Company. The Company may, in its sole discretion, permit such Options to remain exercisable for a reasonable period after such cessation of Board membership.





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         Should an Optionee cease to be an outside member of the Board of
Directors of the Company because of death or permanent disability (as that term is defined in Section 22(e) (3) of the Code, as now in effect or as subsequently amended), the Option may be exercised in full by the Optionee or, if he or she is not living, by his or her heirs, legatees, or legal representative, as the case may be, during its specified term prior to three years after the date of death or permanent disability, but in no event after the expiration date of the Option.

         9. TRANSFERABILITY OF OPTIONS. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution, except that, upon approval by the Board, the Optionee may transfer an Option that is not intended to constitute an Incentive Stock Option (a) pursuant to a qualified domestic relations order as defined for purposes of the Employee Retirement Income Security Act of 1974, as amended, or
(b) by gift: to a member of the "Family" (as defined below) of the Optionee, to or for the benefit of one or more organizations qualifying under Code Sections 501(c) (3) and 170(c) (2) (a "Charitable Organization") or to a trust for the exclusive benefit of the Optionee, one or more members of the Optionee's Family, one or more Charitable Organizations, or any combination of the foregoing, provided that any such transferee shall enter into a written agreement to be bound by the terms of this Plan. For this purpose, "Family" shall mean the ancestors, spouse, siblings, spouses of siblings, lineal descendants and spouses of lineal descendants of the Optionee. During the lifetime of an Optionee to whom an Incentive Stock Option is granted, only such Optionee (or, in the event of legal incapacity of incompetence, the Optionee's guardian or legal representative) may exercise the Incentive Stock Option.

         10. ADJUSTMENTS. The number of shares subject to this Plan and to Options granted under this Plan shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to this Plan and to Options granted hereunder shall be proportionately adjusted;
(b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis, for each share of Common Stock then subject to this Plan, whether or not at the time subject to outstanding Options, the number and kind of shares of stock or other securities to which the holders of shares of Common Stock will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, an equitable adjustment shall be made in the number of shares of Common Stock then subject to this Plan, whether or not then subject to outstanding Options. In the event of any such adjustment, the Exercise Price per share shall be proportionately adjusted.

         11. AMENDMENT OF PLAN. This Plan may from time to time be amended or discontinued by action of the Board of Directors of the Company, provided that
(i) no such amendment or discontinuance shall change or impair any Options previously granted without the consent of the Optionee, (ii) the provisions of this Plan relating to the amount of shares which may be subject to Options, the Automatic Grant Dates and/or the Exercise Price shall not be amended more than once every six months, other than to comply with Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Code, and or the rules thereunder and (iii) any amendment which would (A) materially increase the benefits accruing to the participants under this Plan, (B) materially increase the number of securities which may be issued under this Plan, and/or
(C) materially modify the requirements as to the eligibility for participation in this Plan shall require the approval of the stockholders of the Company, unless such approval is not required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any other federal regulations.




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         12. CASH PROCEEDS.  Any cash proceeds received by the Company from the sale of shares pursuant to the Options granted under this Plan shall be used for general corporate purposes.

         13. NO IMPAIRMENT OF RIGHTS. Nothing in this Plan or any automatic grant made pursuant to this Plan shall be construed or interpreted so as to affect adversely or otherwise impair the Company's right to remove any Optionee from service on the Board of Directors of the Company at any time in accordance with the Company's Bylaws or any provisions of applicable law.

         14. HOLDING PERIOD. Anything contained in this Plan to the contrary notwithstanding, any disposition of an Option otherwise permitted by the terms of this Plan, or of the Common Stock acquired upon exercise of an Option, shall be subject to compliance with the requirements of paragraph (c) (1) of Rule 16b-3 or its successors promulgated under the 1934 Act, applicable to such disposition, and any date, period or procedure specified or referred to in this Plan with respect to any such disposition shall be adjusted, if necessary, so as to give effect to this Section 14.

         15. COMPLIANCE WITH RULE 16b-3. This Plan is intended to comply with all applicable conditions of Rule 16b-3 or its successors promulgated under the 1934 Act, regardless of whether such conditions are set forth in this Plan. To the extent any provision of this Plan or action of this Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by this Plan administrators.

         16. EFFECTIVE DATE.  This Plan became effective as of August 3, 1995.





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